Exhibit 99.1

Transcat, Inc.   35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

Transcat Reports Record Annual Revenue in 2014
Growth Driven by Service Segment Expansion

ROCHESTER, NY, May 20, 2014 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and compliance services and distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its fourth quarter and fiscal year ended March 29, 2014 (“fiscal 2014”).  Included in reported results were those of Anacor Compliance Services, Inc., acquired on July 16, 2012, and Cal-Matrix Metrology Inc., acquired on January 25, 2013.

Lee D. Rudow, President and Chief Executive Officer of Transcat, commented, “Fiscal 2014 was a good year at Transcat. We continued to execute on our strategic plan.   We leveraged our two business segments, driving growth and building momentum while achieving both top-line and earnings growth, and delivering solid operating margin performance and healthy cash flow.”

Fourth Quarter of Fiscal 2014 Highlights

●
Fourth quarter revenue modestly decreased by 2.2%, or $0.7 million, to $30.4 million.  Growth in Service segment revenue of $1.3 million, or 10.3%, was offset by a $1.9 million, or 10.3%, decline in Distribution segment sales.  Distribution segment sales were down on reduced demand from the alternative energy industry and the impact of severe winter weather on sales.

●
Despite lower revenue, gross profit grew 1.5% and gross margin expanded 100 basis points to 28.3%.  Operating income of $2.9 million was relatively unchanged from the prior fiscal year period while operating margin improved 10 basis points to 9.6%.  Net income decreased to
$1.7 million from $1.8 million during the prior fiscal year period.

●
Adjusted EBTIDA for the quarter was $3.7 million, down $0.1 million from the prior fiscal year period.  See Note 1 on page 3 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

●	Diluted earnings per share were unchanged at $0.24

Fourth Quarter Service segment shows strong organic growth; Operating income increases 20.1% in quarter

Service Segment:  Represents the Company’s accredited calibration, repair, inspection and compliance services business (44% of total revenue for the fourth quarter of fiscal 2014)

●	Service segment revenue growth of 10.3% was primarily organic and was fostered by expanding addressable markets obtained through acquisitions.

●
Service segment gross profit improved $0.4 million, or 10.7%, to $4.2 million compared with $3.8 million in the prior fiscal year period, while gross margin expanded 10 basis points over the prior year to 31.4%.

●
Service segment contribution margin increased 5.5%, to $2.6 million, compared with the fourth quarter of fiscal 2013.  See Note 1 on page 3 for a description of this non-GAAP financial measure and page 10 for the contribution margin calculation in the Additional Information Business Segment table.

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Transcat Reports Record Annual Revenue in 2014
May 20, 2014

●
Operating expenses associated with the Service segment increased 6.1%, to $2.7 million, in the fourth quarter of fiscal 2014 compared with the fourth quarter of the prior fiscal year mostly as a result of higher selling expenses.

●	Service segment operating income improved $0.3 million, or 20.1%, from the prior fiscal year to $1.5 million. Operating margin over the same comparable period improved 90 basis points.

●
Service segment Adjusted EBITDA increased 12.5% to $2.0 million in the fiscal 2014 fourth quarter compared with the fourth quarter of fiscal 2013.  As a percentage of Service segment revenue, Adjusted EBITDA for the Service segment was 15.0% and 14.7% in the fourth quarters of fiscal 2014 and 2013, respectively.  See Note 1 on page 3 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Fourth Quarter Distribution segment gross margin expands despite revenue decline

Distribution Segment:  Represents the Company’s distribution of professional grade handheld test, measurement and control instrumentation business (56% of total revenue for the fourth quarter of fiscal 2014)

●
Distribution segment sales were $16.9 million in the fourth quarter of fiscal 2014, a decrease of $1.9 million, or 10.3%, from the fourth quarter of fiscal 2013.  Average Distribution segment sales per day decreased 11.7% to $265 thousand in the fourth quarter of fiscal 2014, compared with $300 thousand in the fourth quarter of fiscal 2013.  The extreme weather in the quarter and the reduced demand in alternative energy markets impacted the Distribution segment.

●
Fourth quarter Distribution segment gross profit decreased $0.3 million to $4.4 million, primarily due to the lower sales volume.  Distribution segment gross margin strengthened to 25.9% for the fourth quarter of fiscal 2014, a 120 basis point improvement when compared with the fourth quarter of fiscal 2013, as increased discounting, driven by the competitive selling environment, was offset by higher manufacturer rebates.

●	Distribution segment operating income decreased $0.3 million to $1.4 million in the fourth quarter of fiscal 2014. Segment operating expenses were flat when compared to the prior year period.

●
Distribution segment Adjusted EBITDA was $1.7 million, or 10.0% of segment sales, in the fourth quarter of fiscal 2014 compared with $2.0 million, or 10.5% of segment sales in the fourth quarter of fiscal 2013.  See Note 1 on page 3 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Mr. Rudow continued, “Our strong Service segment revenue growth helped to offset the impact of severe winter weather and a reduction in demand in alternative energy markets experienced in our Distribution segment during the fourth quarter.  We believe this strength demonstrates that the investments we are making in our Service capabilities and people continue to resonate well with customers and prospects as we build momentum in the development of calibration and compliance opportunities we are pursuing.”

Achieved 10th consecutive year of revenue growth in fiscal 2014 and 7.6% increase in net income

Total revenue increased to a record $118.5 million in fiscal 2014, up 5.5% from total revenue of $112.3 million in fiscal 2013.  Revenue increases in the Service segment were partially offset by lower sales in the Distribution segment.

●	Service segment revenue increased 18.5%, or $7.5 million, to $48.2 million and 40.7% of total revenue. The increase in revenue was driven by a combination of organic and acquisition related growth.

●
Distribution segment sales were $70.3 million in fiscal 2014, a decrease of 1.8% from $71.6 million in fiscal 2013.  The average Distribution segment sales per business day were down slightly compared with the prior year.

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Transcat Reports Record Annual Revenue in 2014
May 20, 2014

Gross margin was 25.1% in fiscal 2014 compared with 24.4% in the prior fiscal year.

●
Service segment gross margin improved 130 basis points to 26.6% in fiscal 2014 compared with 25.3% in the prior fiscal year.  Margin improvement was primarily due to higher organic volume and the subsequent leverage gained from a relatively fixed cost structure.

●
Distribution segment gross margin increased modestly to 24.1% in fiscal 2014 compared with 23.9% in the prior fiscal year.  The increase was primarily a result of higher manufacturer rebates and cooperative advertising income.

Operating expenses increased $1.6 million, or 7.6%, in fiscal 2014. As a percentage of total revenue, operating expenses in fiscal 2014 were 19.4%, up from 19.1% in the prior year, reflecting increased business development investments to drive future organic growth within the Service segment.

Fiscal 2014 operating income improved $0.8 million, or 12.8%, to $6.7 million compared with fiscal 2013.  The improvement was due to an increase in Service segment operating income of $1.1 million, or 81.5%, offset by a decrease in Distribution segment operating income of $0.3 million, or 6.7%, when compared with the prior year.  Operating margin for the year improved 40 basis points to 5.7%.

Net income was $4.0 million, or $0.54 per diluted share, in fiscal 2014, compared with $3.7 million, or $0.49 per diluted share, in fiscal 2013.  The effective tax rate for fiscal 2014 was 38.2% compared with 35.2% in fiscal 2013.  The increase reflects a change in the mix of taxable income between the U.S. and Canada.

Adjusted EBITDA, which excludes noncash stock compensation, was $10.0 million in fiscal 2014, compared with $8.9 million in fiscal 2013, a 13.2% improvement. See Note 1 on page 3 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Strong and Flexible Balance Sheet

Net cash provided by operations grew 45.2% to $7.6 million for fiscal 2014, compared with $5.2 million for fiscal 2013.  Capital expenditures in fiscal 2014 were $2.0 million compared with $2.7 million in fiscal 2013, and were primarily to support the Service segment, including additional capabilities, updating laboratory facilities and development of customer facing software.  During fiscal 2014, the Company repurchased approximately 800 thousand shares of its common stock for $6.4 million in privately-negotiated transactions.

As of March 29, 2014, the Company had $12.4 million in availability under its $20 million secured revolving credit facility.

Outlook

Mr. Rudow concluded, “Fiscal 2014 revenue and gross margin continued to expand as a result of the strong execution of our strategic operating plan. We expect to continue to grow our Service segment at a double digit rate, driven by our expanded addressable market and strong organic sales growth.  On the capital allocation front, strategic acquisitions will play an important role as we look to further our competitive position.  We also expect to spend between $3.0 million and $3.5 million on capital expenditures in fiscal 2015 to support our online initiatives, and lab capacity and capabilities.

“Importantly, having surpassed the inflection point in our Service segment, we expect to further demonstrate the inherent leverage of our business model.  We expect Service segment operating income to grow at a faster rate than Service revenue.  In general, we expect our Service segment to become a much larger contributor to our financial performance.

“The Distribution business will continue to face challenges in the year ahead, including likely reductions in rebate incentives, but we expect a rebound in alternative energy markets in fiscal 2015.”

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Transcat Reports Record Annual Revenue in 2014
May 20, 2014

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, and noncash stock compensation expense), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission.  As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See the attached Adjusted EBITDA Reconciliation table on page 9.

Contribution margin, a non-GAAP financial measure, consists of gross profit less sales, marketing and warehouse expenses.  We believe contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses.  Contribution margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.  The material limitation associated with the use of contribution margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses.  Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income (loss) and net income (loss).  For further details on contribution margin, see the calculation of this non-GAAP financial measure and the reconciliation of contribution margin to gross profit on pages 10 and 11.

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and compliance services including analytical instrument qualifications, equipment and process validation.  Targeted industries include life science, biotechnology, medical device, pharmaceutical and other FDA-regulated industries, industrial manufacturing, energy and utilities, chemical manufacturing and other industries.  Throughout its 18 strategically located centers of excellence in the United States, Canada and Puerto Rico, Transcat delivers precise services with reliable turn-around times. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be among the best in the industry.

In addition, Transcat operates as a leading distributor of professional grade handheld test, measurement and control instrumentation.  Through its distribution products segment, Transcat markets and distributes premier and propriety brand instruments to nearly 15,000 customers.  The Company offers access to more than 25,000 test, measurement and control products.

Transcat’s growth strategy is to expand its service and distribution platform comprised of a balanced suite of test products and analytical, calibration, compliance, and validation services.  The goal is to deliver specialized technical services with a quality assurance approach, which maximizes document accuracy and on-time job delivery.  Transcat answers the call with cGMP, GLP, and GXP compliant services. Transcat can provide life science companies with a reliable alternative service and product solution to the OEMs and to the “generalist” service providers who cannot meet the client’s specialized needs.

More information about Transcat can be found on its website at: transcat.com

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Transcat Reports Record Annual Revenue in 2014
May 20, 2014

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words.  All statements addressing operating performance, events, or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, its strategy to build its sales representative channel, customer preferences and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

John J. Zimmer, Chief Financial Officer
Phone: (585) 352-7777
Email:  jzimmer@transcat.com

-OR-

Deborah K. Pawlowski, Investor Relations
Phone: (716) 843-3908
Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW

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Transcat Reports Record Annual Revenue in 2014
May 20, 2014

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)
	Fourth Quarter Ended		For the Years Ended
	March 29,	March 30,	March 29,	March 30,
	2014	2013	2014	2013

Distribution Sales	$16,946	$18,888	$70,324	$71,641
Service Revenue	13,457	12,199	48,184	40,655
Total Revenue	30,403	31,087	118,508	112,296

Cost of Distribution Sales	12,560	14,222	53,359	54,539
Cost of Services Sold	9,226	8,376	35,359	30,353
Total Cost of Revenue	21,786	22,598	88,718	84,892

Gross Profit	8,617	8,489	29,790	27,404

Selling, Marketing and Warehouse Expenses	3,365	3,215	14,039	13,001
Administrative Expenses	2,322	2,323	9,046	8,457
Total Operating Expenses	5,687	5,538	23,085	21,458

Operating Income	2,930	2,951	6,705	5,946

Interest and Other Expense, net	102	93	259	228

Income Before Income Taxes	2,828	2,858	6,446	5,718
Provision for Income Taxes	1,124	1,042	2,462	2,014

Net Income	$1,704	$1,816	$3,984	$3,704

Basic Earnings Per Share	$0.25	$0.24	$0.56	$0.50
Average Shares Outstanding	6,702	7,420	7,080	7,404

Diluted Earnings Per Share	$0.24	$0.24	$0.54	$0.49
Average Shares Outstanding	6,980	7,583	7,357	7,592

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Transcat Reports Record Annual Revenue in 2014
May 20, 2014

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	March 29,	March 30,
	2014	2013
ASSETS
Current Assets:
Cash	$23	$406
Accounts Receivable, less allowance for doubtful accounts of $82
and $118 as of March 29, 2014 and March 30, 2013, respectively	15,663	15,411
Other Receivables	1,088	977
Inventory, net	6,181	6,803
Prepaid Expenses and Other Current Assets	1,180	1,134
Deferred Tax Asset	1,396	1,087
Total Current Assets	25,531	25,818
Property and Equipment, net	7,089	6,885
Goodwill	17,384	17,592
Intangible Assets, net	2,651	3,691
Other Assets	1,219	1,061
Total Assets	$53,874	$55,047

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$7,132	$8,883
Accrued Compensation and Other Liabilities	5,690	3,979
Income Taxes Payable	1,035	465
Total Current Liabilities	13,857	13,327
Long-Term Debt	7,593	8,017
Deferred Tax Liability	607	551
Other Liabilities	1,734	1,502
Total Liabilities	23,791	23,397

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
6,716,350 and 7,423,507 shares issued and outstanding
as of March 29, 2014 and March 30, 2013, respectively	3,358	3,712
Capital in Excess of Par Value	11,343	10,616
Accumulated Other Comprehensive Income	567	481
Retained Earnings	14,815	16,841
Total Shareholders' Equity	30,083	31,650
Total Liabilities and Shareholders' Equity	$53,874	$55,047

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Transcat Reports Record Annual Revenue in 2014
May 20, 2014

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	For the Years Ended
	March 29,	March 30,
	2014	2013
Cash Flows from Operating Activities:
Net Income	$3,984	$3,704
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Gain on Disposal of Property and Equipment	(34)	-
Deferred Income Taxes	(310)	43
Depreciation and Amortization	2,945	2,702
Provision for Accounts Receivable and Inventory Reserves	1	162
Stock-Based Compensation Expense	527	343
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	(424)	(842)
Inventory	681	(294)
Prepaid Expenses and Other Assets	(623)	(914)
Accounts Payable	(1,751)	1,389
Accrued Compensation and Other Liabilities	2,047	(1,070)
Income Taxes Payable	569	18
Net Cash Provided by Operating Activities	7,612	5,241

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(1,961)	(2,657)
Proceeds from Sale of Property and Equipment	249	-
Business Acquisitions	-	(7,029)
Net Cash Used in Investing Activities	(1,712)	(9,686)

Cash Flows from Financing Activities:
(Repayment of) Proceeds from Revolving Line of Credit, net	(424)	4,652
Payment of Contingent Consideration	-	(72)
Issuance of Common Stock	260	239
Repurchase of Common Stock	(6,425)	(110)
Excess Tax Benefits Related to Stock-Based Compensation	1	63
Net Cash (Used in) Provided by Financing Activities	(6,588)	4,772

Effect of Exchange Rate Changes on Cash	305	47

Net (Decrease) Increase in Cash	(383)	374
Cash at Beginning of Fiscal Year	406	32
Cash at End of Fiscal Year	$23	$406

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Transcat Reports Record Annual Revenue in 2014
May 20, 2014

TRANSCAT, INC.
Fiscal Years 2014 and 2013
Additional Information

Adjusted EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

			FY2014

	Q1	Q2	Q3	Q4	YTD
Net Income	$721	$771	$788	$1,704	$3,984
+ Interest Expense	26	25	34	45	130
+ Other Expense / (Income)	(22)	43	51	57	129
+ Tax Provision	427	442	469	1,124	2,462
Operating Income	$1,152	$1,281	$1,342	$2,930	$6,705
+ Depreciation & Amortization	729	711	791	714	2,945
+ Other (Expense) / Income	22	(43)	(51)	(57)	(129)
+ Noncash Stock Compensation	113	144	143	127	527
Adjusted EBITDA	$2,016	$2,093	$2,225	$3,714	$10,048

Segment Breakdown

Service Operating Income (Loss)	$461	$260	$151	$1,507	$2,379
+ Depreciation & Amortization	555	521	555	513	2,144
+ Other (Expense) / Income	(14)	(42)	(32)	(53)	(141)
+ Noncash Stock Compensation	52	63	63	52	230
Adjusted Service EBITDA	$1,054	$802	$737	$2,019	$4,612

Distribution Operating Income	$691	$1,021	$1,191	$1,423	$4,326
+ Depreciation & Amortization	174	190	236	201	801
+ Other (Expense) / Income	36	(1)	(19)	(4)	12
+ Noncash Stock Compensation	61	81	80	75	297
Adjusted Distribution EBITDA	$962	$1,291	$1,488	$1,695	$5,436

			FY2013

	Q1	Q2	Q3	Q4	Total
Net Income	$361	$745	$782	$1,816	$3,704
+ Interest Expense	21	38	20	38	117
+ Other Expense / (Income)	26	13	17	55	111
+ Tax Provision	186	384	402	1,042	2,014
Operating Income	$594	$1,180	$1,221	$2,951	$5,946
+ Depreciation & Amortization	600	621	724	757	2,702
+ Other (Expense) / Income	(26)	(13)	(17)	(55)	(111)
+ Noncash Stock Compensation	75	73	72	123	343
Adjusted EBITDA	$1,243	$1,861	$2,000	$3,776	$8,880

Segment Breakdown

Service Operating Income	$(258)	$333	$(19)	$1,255	$1,311
+ Depreciation & Amortization	359	422	439	520	1,740
+ Other (Expense) / Income	(18)	(14)	(18)	(34)	(84)
+ Noncash Stock Compensation	33	32	31	54	150
Adjusted Service EBITDA	$116	$773	$433	$1,795	$3,117

Distribution Operating Income	$852	$847	$1,240	$1,696	$4,635
+ Depreciation & Amortization	241	199	285	237	962
+ Other (Expense) / Income	(8)	1	1	(21)	(27)
+ Noncash Stock Compensation	42	41	41	69	193
Adjusted Distribution EBITDA	$1,127	$1,088	$1,567	$1,981	$5,763

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Transcat Reports Record Annual Revenue in 2014
May 20, 2014

TRANSCAT, INC.
Additional Information:
Fourth Quarter Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2014 Q4	FY 2013 Q4	$'s	%

Service Revenue	$13,457	$12,199	$1,258	10.3%
Cost of Services Sold	$9,226	$8,376	$850	10.1%
Gross Profit	$4,231	$3,823	$408	10.7%
Gross Margin	31.4%	31.3%

Selling, Marketing & Warehouse Expenses	$1,656	$1,383	$273	19.7%
Contribution Margin	$2,575	$2,440	$135	5.5%
% of Revenue	19.1%	20.0%

Administrative Expense	$1,068	$1,185	$(117)	(9.9%)
Operating Income	$1,507	$1,255	$252	20.1%
% of Revenue	11.2%	10.3%

			Change
DISTRIBUTION	FY 2014 Q4	FY 2013 Q4	$'s	%
Distribution Sales	$16,946	$18,888	$(1,942)	(10.3%)
Cost of Distribution Sales	$12,560	$14,222	$(1,662)	(11.7%)
Gross Profit	$4,386	$4,666	$(280)	(6.0%)
Gross Margin	25.9%	24.7%

Selling, Marketing & Warehouse Expenses	$1,709	$1,832	$(123)	(6.7%)
Contribution Margin	$2,677	$2,834	$(157)	(5.5%)
% of Revenue	15.8%	15.0%

Administrative Expense	$1,254	$1,138	$116	10.2%
Operating Income	$1,423	$1,696	$(273)	(16.1%)
% of Revenue	8.4%	9.0%

			Change
TOTAL	FY 2014 Q4	FY 2013 Q4	$'s	%

Total Revenue	$30,403	$31,087	$(684)	(2.2%)
Total Cost of Revenue	$21,786	$22,598	$(812)	(3.6%)
Gross Profit	$8,617	$8,489	$128	1.5%
Gross Margin	28.3%	27.3%

Selling, Marketing & Warehouse Expenses	$3,365	$3,215	$150	4.7%
Contribution Margin	$5,252	$5,274	$(22)	(0.4%)
% of Revenue	17.3%	17.0%

Administrative Expense	$2,322	$2,323	$(1)	(0.0%)
Operating Income	$2,930	$2,951	$(21)	(0.7%)
% of Revenue	9.6%	9.5%

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Transcat Reports Record Annual Revenue in 2014
May 20, 2014

TRANSCAT, INC.
Additional Information:
Full Year Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2014	FY 2013	$'s	%

Service Revenue	$48,184	$40,655	$7,529	18.5%
Cost of Services Sold	$35,359	$30,353	$5,006	16.5%
Gross Profit	$12,825	$10,302	$2,523	24.5%
Gross Margin	26.6%	25.3%

Selling, Marketing & Warehouse Expenses	$6,690	$5,131	$1,559	30.4%
Contribution Margin	$6,135	$5,171	$964	18.6%
% of Revenue	12.7%	12.7%

Administrative Expense	$3,756	$3,860	$(104)	(2.7%)
Operating Income	$2,379	$1,311	$1,068	81.5%
% of Revenue	4.9%	3.2%

			Change
DISTRIBUTION	FY 2014	FY 2013	$'s	%
Distribution Sales	$70,324	$71,641	$(1,317)	(1.8%)
Cost of Distribution Sales	$53,359	$54,539	$(1,180)	(2.2%)
Gross Profit	$16,965	$17,102	$(137)	(0.8%)
Gross Margin	24.1%	23.9%

Selling, Marketing & Warehouse Expenses	$7,349	$7,870	$(521)	(6.6%)
Contribution Margin	$9,616	$9,232	$384	4.2%
% of Revenue	13.7%	12.9%

Administrative Expense	$5,290	$4,597	$693	15.1%
Operating Income	$4,326	$4,635	$(309)	(6.7%)
% of Revenue	6.2%	6.5%

			Change
TOTAL	FY 2014	FY 2013	$'s	%

Total Revenue	$118,508	$112,296	$6,212	5.5%
Total Cost of Revenue	$88,718	$84,892	$3,826	4.5%
Gross Profit	$29,790	$27,404	$2,386	8.7%
Gross Margin	25.1%	24.4%

Selling, Marketing & Warehouse Expenses	$14,039	$13,001	$1,038	8.0%
Contribution Margin	$15,751	$14,403	$1,348	9.4%
% of Revenue	13.3%	12.8%

Administrative Expense	$9,046	$8,457	$589	7.0%
Operating Income	$6,705	$5,946	$759	12.8%
% of Revenue	5.7%	5.3%

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Transcat Reports Record Annual Revenue in 2014
May 20, 2014

DISTRIBUTION SALES PER BUSINESS DAY
(Dollars in thousands)
(Unaudited)

			Change
	FY 2014 Q4	FY 2013 Q4	$'s	%
Distribution Sales	$16,946	$18,888	$(1,942)	(10.3%)
Business Days	64	63	1
Sales Per Business Day	$265	$300	$(35)	(11.7%)

			Change
	FY 2014	FY 2013	$'s	%
Distribution Sales	$70,324	$71,641	$(1,317)	(1.8%)
Business Days	251	250	1
Sales Per Business Day	$280	$287	$(7)	(2.4%)

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